UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015 (December 11, 2014)

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-195292	46-1140492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Hampton Inn Located in Des Moines, Iowa

On February 4, 2015, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), through LVP HMI Des Moines LLC (“LVP HMI”), a subsidiary of Lightstone Value Plus REIT III LP, the Company’s operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) with Lightstone Acquisitions V LLC (the “Assignor”), an affiliate of the Company’s sponsor, the Lightstone Group.  Under the terms of the Assignment, LVP HMI was assigned the rights and assumed the obligations of the Assignor with respect to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated October 13, 2014, made between the Assignor as the purchaser and OCI Properties III, LLC (the “Seller”) as the seller, as amended, whereby the Assignor contracted to purchase a 120-room select service hotel located in Des Moines, Iowa, which operates as a Hampton Inn (the “Hotel”) pursuant to an existing franchise agreement with Hampton Inn Franchise, LLC (“Hampton Inn”).

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 4, 2015, the Company, through LVP HMI, completed the acquisition of the Hotel from the Seller, an unrelated third party, for approximately $10.9 million, excluding closing costs. The acquisition was funded with approximately $2.7 million of proceeds from the Company’s ongoing initial public offering and approximately $8.2 million of proceeds from a $10.0 million Revolving Promissory Note (the “Revolving Promissory Note”) from the operating partnership of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor. In connection with the acquisition, the Company’s advisor received an acquisition fee equal to 1.0% of the purchase price of $10.9 million, or approximately $109,000.

The Revolving Promissory Note was entered into on February 4, 2015, has a term of one year, bears interest at a floating rate of three-month Libor plus 6.0% and requires quarterly interest payments through its stated maturity, with the entire unpaid balance due upon maturity. The Company paid an origination fee of $100,000 to Lightstone II in connection with the Revolving Promissory Note and pledged its ownership interest in LVP HMI as collateral for the Revolving Promissory Note.

The Company has established a taxable REIT subsidiary, LVP HMI Holding Corp (“LVP HMI TRS”), which has entered into an operating lease agreement for the Hotel.  LVP HMI TRS also entered into a management agreement with an unrelated third party for the management of the Hotel commencing on February 4, 2015 and a 20-year franchise agreement (the “Franchise Agreement”) with Hampton Inn, pursuant to which the Hotel will continue to operate as a “Hampton Inn,” commencing on February 4, 2015. The Franchise Agreement requires the completion of certain improvements to the Hotel at an estimated cost of $2.8 million pursuant to a property improvement plan (the “PIP”). The PIP will be funded with proceeds from the Company’s ongoing initial public offering and the proceeds from the Revolving Promissory Note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion contained with respect to the Revolving Promissory Note in Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

Escrow Breakage

On December 11, 2014, the Company, having received and accepted subscriptions for more than 200,000 shares of its common stock, par value $0.01 per share (“Common Shares”) (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors), broke general escrow and issued Common Shares to its initial investors. As part of this general escrow break, the Company issued $2.0 million in Common Shares at a purchase price of $9.00 per Common Share to an entity 100% owned by David Lichtenstein, who also owns a majority interest in the Company’s sponsor.

On January 6, 2015, having raised more than $2.5 million from the sale of its Common Shares, the Company met its minimum offering requirements and broke escrow in New York.

Subscriptions from residents of Tennessee and Pennsylvania will be held in escrow until the Company has received subscriptions for at least $20.0 million and $75.0 million, respectively, in aggregate gross proceeds from all investors pursuant to its initial public offering.

Declaration of Distributions

On January 14, 2015, the board of directors (the “Board of Directors”) of the Company authorized and the Company declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00164383 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. The distribution will begin to accrue on December 11, 2014 (date of breaking escrow) through February 28, 2015 (the end of the month following the Company’s initial property acquisition) and on a monthly basis thereafter. The first distribution will be payable on March 15, 2015 and by the 15th day following each month end to stockholders of record at the close of business each day during the prior month. The stockholders have an option to elect the receipt of Common Shares under the Company’s distribution reinvestment program.

There can be no assurance that any such distribution will be paid to stockholders.

The amount of distributions payable to the Company’s stockholders is determined by the Board of Directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Board of Directors may reduce the amount of distributions paid or suspend distribution payments at any time.

Prior to the acquisition of the Hotel disclosed in Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K, the Company did not own any operating properties and had no historical operating cash flows. Additionally, the Company’s organizational documents permit it to pay distributions from unlimited amounts of any source, and the Company may use sources other than operating cash flows to fund distributions, including proceeds from the Company’s initial public offering, which may reduce the amount of capital the Company ultimately invests in properties or other permitted investments, and negatively impact the value of the Common Shares.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: February 10, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

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